SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 25, 2011
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Management Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-152608 (Commission File Number)	26-1749145 (IRS Employer Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:    (214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01         Entry into a Material Definitive Agreement

We are filing this Current Report on Form 8-K/A in order to amend and supersede our Report on Form 8-K dated January 24, 2011, regarding our proposed transaction with C.I. Hunza Coal Ltda. (“Hunza”), which prior report contained certain factual errors:

Our Armadillo Mining Corporation subsidiary entered into an Option Agreement, dated January 20, 2011, to acquire 50% of Hunza.  Hunza owns and operates a mine located in the Boyaca province of Colombia, which is estimated to contain metallurgical coal resources of 16 million to 90 million tons of high quality metallurgical coal.  The Hunza mine is permitted and is currently producing and marketing about 1,000 tons per month.

We are engaging outside consultants to prepare a resource and reserve study of the Hunza mine.  The option agreement follows our business strategy of selling our U.S. coal assets and focusing on Colombian metallurgical coal opportunities.  We recently sold our Snider Ranch, Montana property and are currently negotiating to sell our interest in the Carpenter Creek, Montana project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGEMENT ENERGY, INC.

Date: January 25, 2011	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and Chief Executive Officer